As filed with the Securities and Exchange Commission on February 1, 2001
                                                   Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              __________________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                              __________________
                     HEALTH CARE PROPERTY INVESTORS, INC.
            (Exact Name of Registrant as Specified in its Charter)

            Maryland                                             33-0091377
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                        4675 MacArthur Court, 9th Floor
                       Newport Beach, California  92660
                                (949) 221-0600
             (Address, Including Zip Code and Telephone Number of
                   Registrant's Principal Executive Offices)
                              __________________

                         Amended Stock Incentive Plan
               Second Amended and Restated Stock Incentive Plan
          Second Amended and Restated Directors Stock Incentive Plan
                           (Full Title of the Plan)
                              __________________
                               Edward J. Henning
        Senior Vice President, General Counsel and Corporate Secretary
                     Health Care Property Investors, Inc.
                        4675 MacArthur Court, 9th Floor
                                (949) 221-0600
(Name, Address, Including Zip Code, and Telephone Number of Agent for Service)
                              __________________
                                   Copy to:
                             Pamela B. Kelly, Esq.
                               Latham & Watkins
                       633 West Fifth Street, Suite 4000
                        Los Angeles, California  90071
                                (213) 485-1234

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed               Proposed
                                            Amount                Maximum               Maximum              Amount of
Title of                                     to be            Offering Price           Aggregate           Registration
Securities to be Registered             Registered (1)         Per Share (2)       Offering Price (3)           Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock,                              3,056,892             $28.5046             $87,135,483.70             $21,784
$1.00 par value
--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Act"). The offering price per share and the aggregate offering price are based upon the weighted average exercise price for outstanding options under the plans.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Act.
================================================================================

                                    PART I


Item 1.  Plan Information

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.

                                    PART II

Item 3.  Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference the following documents in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000.

         (b) (i)   The Registrant's Quarterly Report on Form 10-Q for the
             quarter ended March 31, 2000, filed on May 11, 2000.

             (ii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 9, 2000.

             (iii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed November 13, 2000.

             (iv) The Registrant's Current Report on Form 8-K filed on July 28, 2000.

         (c) The description of our Common Stock contained in our Registration Statement on Form 10 dated May 7, 1985, including amendments dated May 20, 1985, May 23, 1985, and July 17, 1985.

         The Registrant also incorporates by reference all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, which documents will become a part of this Registration Statement from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities

     The Registrant's Common Stock is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

     Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

     Item 6.  Indemnification of Directors and Officers

     Our charter (the "Charter") limits the liability of our directors and officers to us and our stockholders to the fullest extent permitted by the laws of the State of Maryland. The Maryland General Corporation Law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors or officers action, or failure to act, was a result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of the Charter do not limit our ability or that of our stockholders to obtain other relief, such as injunction or rescission.

     Article X of our Second Amended and Restated Bylaws (the "Bylaws") provides that we shall indemnify and hold harmless, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in our right, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was our director or officer, or, as our director or officer, is or was serving at our request as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust, benefit plan or other enterprise. To the fullest extent permitted by law, such indemnification shall include expenses (including attorneys' fees), judgment, fines and amounts paid in settlement and any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland General Corporation Law requires a corporation, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by such corporation as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

     Article X of the Bylaws further provides that we may, with the approval of our board, provide such indemnification and advancement of expenses as set forth in the above paragraph to our agents and employees.

     Section 2-418 of the Maryland General Corporation Law requires a corporation, unless its charter provides otherwise, which the Charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

 4.1 Amended Stock Incentive Plan (incorporated by reference to the Registrant's definitive Proxy Statement dated April 21, 1994).

 4.2 Second Amended and Restated Stock Incentive Plan (incorporated by reference to the Registrant's definitive Proxy Statement dated April 23, 1997).

 4.3 Second Amended and Restated Directors Stock Incentive Plan (incorporated by reference to the Registrant's definitive Proxy Statement dated April 23, 1997).

 5.1+ Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the Common Stock being registered.

23.1+    Consent of Arthur Andersen LLP.

23.2+    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
         Exhibit 5.1).

24.1+ Power of Attorney (included on the signature page of this registration statement).
_________
+ Filed herewith.

Item 9.  Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach and State of California, on the 31st day of December, 2000.

                                    HEALTH CARE PROPERTY INVESTORS, INC.



                                    By:  /s/ KENNETH B. ROATH
                                         -------------------------------------
                                         Kenneth B. Roath, Chairman, President
                                         and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that, the undersigned directors and officers of Health Care Property Investors, Inc., a Maryland corporation (the "Corporation"), hereby constitute and appoint Kenneth B. Roath, James G. Reynolds and Edward J. Henning, and each of them, each with full power of substitution and resubstitution, their true and lawful attorneys and agents to sign the names of the undersigned directors and officers in the capacities indicated below to the registration statement to which this Power of Attorney is filed as an exhibit, including to sign and file in the name and on behalf of the undersigned as director or officer of the Corporation (i) any and all amendments or supplements (including any and all stickers and post-effective amendments) to the registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                 Title                                  Date
            ---------                                 -----                                  ----

/s/ KENNETH B. ROATH                    Chairman, President, Chief Executive          December 31, 2000
--------------------------------------  Officer and Director (Principal Executive
   Kenneth B. Roath                     Officer)

/s/ JAMES G. REYNOLDS                   Chief Financial Officer (Principal            December 31, 2000
--------------------------------------  Financial Officer)
  James G. Reynolds

/s/ DEVASIS GHOSE                       Senior Vice President and Treasurer           December 31, 2000
--------------------------------------  (Principal Accounting Officer)
  Devasis Ghose

/s/ PAUL V. COLONY                      Director                                      December 31, 2000
--------------------------------------
  Paul V. Colony


            Signature                                 Title                                  Date
            ---------                                 -----                                  ----
/s/ ROBERT R. FANNING, JR.              Director                                      December 31, 2000
--------------------------------------
  Robert R. Fanning, Jr.


/s/ MICHAEL D. McKEE                    Director                                      December 31, 2000
--------------------------------------
  Michael D. McKee

/s/ ORVILLE E. MELBY                    Director                                      December 31, 2000
--------------------------------------
  Orville E. Melby

/s/ HAROLD M. MESSMER, JR.              Director                                      December 31, 2000
--------------------------------------
  Harold M. Messmer, Jr.

/s/ PETER L. RHEIN                      Director                                      December 31, 2000
--------------------------------------
  Peter L. Rhein

                               INDEX TO EXHIBITS

 4.1 Amended Stock Incentive Plan (incorporated by reference to the Registrant's definitive Proxy Statement dated April 21, 1994).

 4.2 Second Amended and Restated Stock Incentive Plan (incorporated by reference to the Registrant's definitive Proxy Statement dated April 23,
        1997).

 4.3 Second Amended and Restated Directors Stock Incentive Plan (incorporated by reference to the Registrant's definitive Proxy Statement dated
        April 23, 1997).

 5.1+ Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the Common Stock being registered.

23.1+   Consent of Arthur Andersen LLP.

23.2+   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit
        5.1).

24.1+ Power of Attorney (included on the signature page of this registration statement).

_________
+     Filed herewith.